Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR 2007 FOURTH QUARTER AND FULL YEAR

Hoffman Estates, Ill. (February 20, 2008) – Career Education Corporation (NASDAQ: CECO) today reported consolidated revenue from continuing operations of $437.2 million and consolidated income from continuing operations of $31.4 million, or $0.34 per diluted share, during the fourth quarter of 2007. For the full year of 2007, consolidated revenue from continuing operations was $1.7 billion and consolidated income from continuing operations was $95.5 million, or $1.01 per diluted share.

“We finished 2007 with many successful accomplishments resulting in continued improvement in many of our key metrics,” said Gary E. McCullough, president and chief executive officer. “As 2008 begins, we are working aggressively to address our challenges and take advantage of our opportunities for improvement. In the past 60 days, we have made the decision to teach-out 11 schools, we have moved to streamline our operations and we are working hard to ensure that students continue to have access to affordable financing to allow them to graduate and succeed in their careers. Our aim is to create a stronger company that will deliver sustainable, long-term growth and value to all of our stakeholders.”

RESULTS OF CONTINUING OPERATIONS

As previously reported in November 2006, the company entered into a process of selling 11 of its schools and campuses, including McIntosh College, Lehigh Valley College and the nine campuses that comprise the Gibbs division. The results of these 11 schools and campuses are reflected in this release as discontinued operations. Except as otherwise noted, financial data and non-financial metrics reflected in this release exclude discontinued operations.

Three Months Ended December 31, 2007

CEC ANNOUNCES 4Q 2007 RESULTS …PG 2

•

Consolidated revenue was $437.2 million during the fourth quarter of 2007, a 0.6 percent increase from consolidated revenue of $434.7 million during the fourth quarter of 2006. Revenue generated by the University segment’s fully-online platforms decreased 4.0 percent to $125.3 million during the fourth quarter of 2007, from $130.5 million during the fourth quarter of 2006.

Consolidated operating income decreased to $38.4 million during the fourth quarter of 2007, from $42.5 million during the fourth quarter of 2006. Operating profit margin percentage was 8.8 percent during the fourth quarter of 2007, a 1.0 percentage point decrease relative to an operating profit margin percentage of 9.8 percent during the fourth quarter of 2006. The decrease in operating profit margin percentage was primarily due to an increase in legal reserves in the Health Education segment, an increase in bad debt as a percentage of revenue and non-cash, pre-tax charges related to the impairments of certain long-lived assets of $5.8 million in the fourth quarter of 2007 compared to $4.4 million in the fourth quarter of 2006.

The decrease in the fourth quarter 2007 operating profit margin percentage was offset, in part, by a reduction in admissions representative headcount and improved representative productivity, a decline in administration expense due to a reduction in corporate spending, and improved efficiency in advertising.

The University segment’s fully-online platforms’ operating income decreased $1.8 million to $27.0 million during the fourth quarter of 2007, from $28.8 million during the fourth quarter of 2006.

•

Consolidated income from continuing operations during the fourth quarter of 2007 was $31.4 million, or $0.34 per diluted share, compared to consolidated income from continuing operations of $37.1 million, or $0.39 per diluted share, during the fourth quarter of 2006.

Twelve Months Ended December 31, 2007

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Consolidated revenue was $1.7 billion during the twelve months ended December 31, 2007, compared to $1.8 billion during the twelve months ended December 31, 2006. Revenue generated by the University segment’s fully-online platforms decreased 19.9 percent, to $527.8 million during the twelve months ended December 31, 2007, from $658.6 million during the twelve months ended December 31, 2006.

CEC ANNOUNCES 4Q 2007 RESULTS …PG 3

•

Consolidated operating income declined to $120.4 million during the twelve months ended December 31, 2007, from $156.8 million during the twelve months ended December 31, 2006. Operating income margin percentage was 7.2 percent during the twelve months ended December 31, 2007, compared to 8.7 percent during the twelve months ended December 31, 2006.

•

Consolidated income from continuing operations during the twelve months ended December 31, 2007, was $95.5 million, or $1.01 per diluted share, relative to $88.4 million, or $0.90 per diluted share, during the twelve months ended December 31, 2006. Consolidated income from continuing operations during the twelve months ended December 31, 2006 included a goodwill and intangible asset impairment charge in the Health Education segment of $83.5 million, net of income tax benefit of $2.8 million. Provision for income taxes during 2007 was $48.2 million, compared to provision for income taxes during 2006 of $89.3 million. This represented an effective income tax rate of 50.3 percent for the twelve months ended December 31, 2006. The effective income tax rate for 2006 was attributable to the fact that only $8.0 million of the total $86.3 million Health Education segment goodwill and intangible asset impairment charges recognized during 2006 was deductible for income tax reporting purposes. Excluding the effect of the Health Education segment goodwill and intangible asset impairment charges, the company’s effective income tax rate for 2006 would have been 34.2 percent, compared to an effective income tax rate of 33.5 percent in 2007.

RESULTS OF DISCONTINUED OPERATIONS

Loss from discontinued operations associated with the 11 schools and campuses held for sale was $35.9 million, net of tax, during 2007, compared to a loss from discontinued operations of $41.9 million, net of tax, during 2006. During 2007, the company recorded an impairment charge of $19.9 million, net of income tax benefit of $11.0 million, to reduce the carrying value of net assets held for sale to fair value less costs to sell. During 2006, the company recorded an acceleration of rent expense for excess and unused leased space of $6.0 million, net of income tax benefit of $3.2 million, a goodwill and intangible asset impairment charge of $6.8 million, net of income tax benefit of $3.6 million and a charge of $7.3 million, net of income tax benefit of $3.9 million, to reduce the carrying value of net assets held for sale to fair value less costs to sell.

UPDATE ON SCHOOLS HELD FOR SALE

CEC ANNOUNCES 4Q 2007 RESULTS …PG 4

In November 2007, the company announced that it was examining other alternatives previously contemplated for each of the 11 schools held for sale, including continued operation of certain schools, conversion to alternative brands, teach-outs, or sale of individual schools. The company’s leadership worked diligently to attract viable buyers and through early February 2008 attempted to structure a transaction that made sense for all constituents. Despite the company’s efforts, it could not find a suitable arrangement that would be acceptable to purchasers and protect the short and long-term interests of the schools’ students, faculty and staff.

On February 15, 2008, the company announced plans to teach out all of the programs at nine of the 11 schools held for sale, which include: Gibbs College Livingston, Gibbs College Norwalk, Gibbs College of Boston, Gibbs College Cranston, Katharine Gibbs School New York, Katharine Gibbs School Norristown, Katharine Gibbs School Piscataway, Lehigh Valley College and McIntosh College/Atlantic Culinary Academy.

The other two schools held for sale, Gibbs College Vienna and Katharine Gibbs School Melville, will remain with the company. The campuses will be converted to Sanford Brown schools focusing on Allied health programs.

During the first quarter of 2008, the nine schools that are being taught out will be included in continuing operations as part of a new financial reporting segment, Transitional Schools, and the two schools being converted to Sanford Brown schools will be reported within the Health Education segment.

CORPORATE RESTRUCTURING

On February 12, 2008, the company announced a company-wide restructuring as part of its long-term growth strategy. Estimated savings from these workforce reductions during 2008 are expected to be approximately $18 to $20 million, net of severance, from the elimination of approximately 220 positions. In addition, the company has restructured into strategic business units (SBUs), which will enhance brand focus and operational alignment within each business segment. The SBUs are: Culinary Arts, Health Education, Art & Design, University, International and Transitional Schools.

UPDATE ON STUDENT LENDING

On January 18, 2008, the company received notification from Sallie Mae that Sallie Mae was terminating its discount loan program. Sallie Mae has agreed to extend the termination date of the agreement

CEC ANNOUNCES 4Q 2007 RESULTS …PG 5

to March 31, 2008, with an increased discount rate for the interim period from 25 percent to 44 percent. In addition, Sallie Mae informed the company on February 14, 2008 that it would no longer continue to offer recourse loans to our existing students entering their second or subsequent academic terms. Sallie Mae has advised the company that it intends to continue to provide loans through FFELP and private loan non-recourse programs to qualifying students. These lending changes are expected to have a material financial impact on the company.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•	Cash provided by operating activities was $222.1 million during 2007, compared to cash provided by operating activities of $216.4 million during 2006.

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Capital expenditures decreased to $57.6 million during 2007, from $69.5 million during 2006. Capital expenditures represented 3.2 percent of total consolidated revenue, including revenue generated by schools and campuses held for sale, during 2007.

Financial Position

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As of December 31, 2007 and December 31, 2006, cash and cash equivalents and investments totaled $382.1 million and $447.6 million, respectively. This decrease includes the use of approximately $224.3 million by the company during the twelve months ended December 31, 2007 to repurchase approximately 7.4 million shares of its common stock, offset by net cash flow from operations.

•	Days sales outstanding (DSO) were 14 days as of December 31, 2007, an increase of three days from a DSO of 11 days as of December 31, 2006.

Stock Repurchase Program

The company’s Board of Directors has authorized the use of a total of $800.2 million to repurchase outstanding shares of the company’s common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on factors, including market conditions and corporate and regulatory requirements. The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

CEC ANNOUNCES 4Q 2007 RESULTS …PG 6

During the fourth quarter of 2007, the company repurchased 2.5 million shares of its common stock for approximately $74.9 million at an average price of $29.47 per share. Since the inception of the program, the company has repurchased 18.2 million shares of its common stock for approximately $590.5 million.

As of December 31, 2007, approximately $209.7 million was available under the stock repurchase program to repurchase outstanding shares of the company’s common stock.

POPULATION AND NEW STUDENT START DATA

Student Population

Total student population by reportable segment as of January 31, 2008 and 2007, were as follows:

	Population January 31, 2008 (1)	Population January 31, 2007 (1)	Percentage Difference
Academy (2)	8,400	7,500	12%
Colleges	7,700	8,700	(11%)
Culinary Arts	10,900	10,900	—
Health Education	13,500	11,600	16%
International (3)	8,600	7,600	13%
University (4)	40,400	38,400	5%
CEC Consolidated	89,500	84,700	6%

(1)	Segment and CEC consolidated student population data does not include the student population of schools held for sale or schools in the process of a teach-out.
(2)	As of January 31, 2008, the Academy segment population included approximately 440 students who were taking classes in fully-online academic programs offered by Academy segment schools. There were no Academy segment fully-online students as of January 31, 2007.
(3)	As of January 31, 2008 and 2007, the International segment population included student population for Istituto Marangoni.
(4)	As of January 31, 2008 and 2007, the University segment population included approximately 31,500 students and 28,600 students, respectively, who were taking classes in fully-online academic programs offered by University segment schools.

New Student Starts

CEC ANNOUNCES 4Q 2007 RESULTS …PG 7

New student starts by reportable segment during the fourth quarter of 2007 and 2006, were as follows:

	Fourth quarter 2007 (1)	Fourth quarter 2006 (1)	Percentage Difference
Academy (2)	2,060	1,830	13%
Colleges	630	710	(11%)
Culinary Arts	2,410	2,370	2%
Health Education	2,940	2,790	5%
International (3)	2,340	1,060	121%
University (4)	12,310	11,480	7%
CEC Consolidated	22,690	20,240	12%

(1)	Segment and CEC consolidated student starts data does not include student starts of schools held for sale or schools in the process of a teach-out.
(2)	Academy segment new student starts include approximately 250 students who began taking classes in fully-online academic programs offered by the Academy segment schools during the fourth quarter of 2007. There were no Academy segment fully-online student starts during the fourth quarter of 2006.
(3)	International segment new student starts include students who began taking classes at Istituto Marangoni schools during the fourth quarter of 2007. There were no Istituto Marangoni student starts during the fourth quarter of 2006.
(4)	University segment new student starts includes approximately 10,500 students and 9,380 students, respectively, who began taking classes in fully-online academic programs offered by the University segment schools during the fourth quarter of 2007 and 2006.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on February 21, 2008 at 10:00 AM (Eastern Time). Interested parties can access the live webcast of the conference call at www.careered.com. Participants can also listen to the conference call by dialing 866-314-4865 (domestic) or 617-213-8050 (international) and citing code 45616178. Please log-in or dial-in at least ten minutes prior to the conference call start time to ensure a connection. An archived version of the conference call webcast will be accessible for 90 days at www.careered.com. A replay of the conference call will also be available for seven days by calling 888-286-8010 (domestic) or 617-801-6888 (international) and citing code 48600506.

About Career Education Corporation

CEC ANNOUNCES 4Q 2007 RESULTS …PG 8

The colleges, schools, and universities that are part of the Career Education Corporation (CEC) family offer high quality education to a diverse population of approximately 90,000 students across the world in a variety of career-oriented disciplines. The more than 75 campuses that serve these students are located throughout the U.S. and in France, Italy, and the United Kingdom, and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one-third of its students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

CEC is an industry leader whose gold-standard brands are recognized globally. Those brands include, among others, the Le Cordon Bleu Schools North America; Harrington College of Design; Brooks Institute; International Academy of Design; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing quality education, enabling students to graduate and pursue rewarding careers.

For more information, see the company’s website at www.careered.com. The company’s website includes a detailed listing of individual campus locations and web links to its more than 75 colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: risks associated with unfavorable changes in the cost or availability of financing, including alternative loans, for our students; potential higher bad debt expense or reduced revenue associated with requiring students to pay more of their educational expenses while in school; increased competition; the effectiveness of our regulatory compliance efforts; future financial and operational results, including the impact of the impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks, and effects of legal and administrative proceedings and investigations and governmental regulations, and class action and other lawsuits; costs, risks and uncertainties associated with our company-wide restructuring, including risks and uncertainties associated with changes in management and reporting responsibilities; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to the sale or teach-out of any campuses; risks related to general economic conditions including credit market conditions and other risk factors relating to our industry and business and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, and from time to time in our other reports filed with the Securities and Exchange Commission.

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Investors:	Karen M. King 847/585-3899 www.careered.com

Media:	Lynne Baker 847/851-7006

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$215,478	$187,853
Investments	166,618	259,766

Total cash and cash equivalents and investments	382,096	447,619
Receivables:
Students, net of allowance for doubtful accounts of $32,805 and $28,709 as of December 31, 2007, and December 31, 2006, respectively	56,756	48,564
Other, net	7,948	8,094
Prepaid expenses	47,809	29,621
Inventories	15,031	16,853
Deferred income tax assets	26,842	11,357
Other current assets	16,276	32,064
Assets held for sale	47,849	63,156

Total current assets	600,607	657,328
PROPERTY AND EQUIPMENT, net	332,205	352,270
GOODWILL	383,844	349,760
INTANGIBLE ASSETS, net	44,395	33,984
DEFERRED INCOME TAX ASSETS	34,113	2,096
OTHER ASSETS	17,336	30,225

TOTAL ASSETS	$1,412,500	$1,425,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$11,843	$12,098
Accounts payable	26,038	30,095
Accrued expenses:
Payroll and related benefits	27,790	27,012
Income taxes	19,572	—
Other	100,441	78,885
Deferred tuition revenue	151,626	132,186
Deferred income tax liabilities	13,212	—
Liabilities held for sale	33,301	31,879

Total current liabilities	383,823	312,155

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,178	2,763
Deferred rent obligations	91,320	90,360
Deferred income tax liabilities	32,823	16,527
Other	4,633	7,980

Total long-term liabilities	130,954	117,630

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	11,615	13,477

STOCKHOLDERS’ EQUITY:
Common stock	930	1,069
Additional paid-in capital	207,294	666,780
Accumulated other comprehensive income	16,304	5,683
Retained earnings	736,603	675,188
Cost of shares in treasury	(75,023)	(366,319)

Total stockholders’ equity	886,108	982,401

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,412,500	$1,425,663

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Three Months Ended December 31,
	2007	% of Revenue	2006	% of Revenue
REVENUE:
Tuition and registration fees	$417,273	95.5%	$413,883	95.2%
Other	19,885	4.5%	20,797	4.8%

Total revenue	437,158	100.0%	434,680	100.0%

OPERATING EXPENSES:
Educational services and facilities	155,882	35.7%	144,972	33.3%
General and administrative	216,620	49.5%	222,452	51.2%
Depreciation and amortization	20,439	4.7%	20,353	4.7%
Goodwill and asset impairment	5,821	1.3%	4,390	1.0%

Total operating expenses	398,762	91.2%	392,167	90.2%

Operating income	38,396	8.8%	42,513	9.8%

OTHER INCOME (EXPENSE):
Interest income	5,843	1.3%	5,555	1.3%
Interest expense	(286)	0.0%	(898)	-0.2%
Share of affiliate earnings	1,865	0.4%	1,857	0.4%
Miscellaneous expense	(10)	0.0%	(157)	-0.1%

Total other income, net	7,412	1.7%	6,357	1.4%

Income from continuing operations before provision for income taxes	45,808	10.5%	48,870	11.2%
PROVISION FOR INCOME TAXES	14,410	3.3%	11,786	2.7%

INCOME FROM CONTINUING OPERATIONS	$31,398	7.2%	$37,084	8.5%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(22,567)	-5.2%	(16,422)	-3.7%

NET INCOME	$8,831	2.0%	$20,662	4.8%

NET INCOME PER SHARE—DILUTED:
Income from continuing operations	$0.34		$0.39
Loss from discontinued operations	(0.24)		(0.17)

Net income	$0.10		$0.21

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	92,412		96,333

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2007	% of Revenue	2006	% of Revenue
REVENUE:
Tuition and registration fees	$1,595,326	95.3%	$1,724,872	95.5%
Other	79,556	4.7%	80,946	4.5%

Total revenue	1,674,882	100.0%	1,805,818	100.0%

OPERATING EXPENSES:
Educational services and facilities	593,659	35.4%	563,244	31.2%
General and administrative	876,801	52.4%	918,090	50.8%
Depreciation and amortization	78,183	4.7%	77,495	4.3%
Goodwill and asset impairment	5,821	0.3%	90,150	5.0%

Total operating expenses	1,554,464	92.8%	1,648,979	91.3%

Operating income	120,418	7.2%	156,839	8.7%

OTHER INCOME (EXPENSE):
Interest income	18,948	1.1%	19,002	1.0%
Interest expense	(1,185)	-0.1%	(1,905)	-0.1%
Share of affiliate earnings	4,735	0.3%	3,966	0.2%
Miscellaneous income (expense)	761	0.1%	(127)	0.0%

Total other income, net	23,259	1.4%	20,936	1.1%

Income from continuing operations before provision for income taxes	143,677	8.6%	177,775	9.8%
PROVISION FOR INCOME TAXES	48,175	2.9%	89,336	4.9%

INCOME FROM CONTINUING OPERATIONS	$95,502	5.7%	$88,439	4.9%

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit	(35,949)	-2.1%	(41,870)	-2.3%

NET INCOME	$59,553	3.6%	$46,569	2.6%

NET INCOME PER SHARE—DILUTED:
Income from continuing operations	$1.01		$0.90
Loss from discontinued operations	(0.38)		(0.43)

Net income	$0.63		$0.47

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	94,407		98,065

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income	$59,553	$46,569
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	36,765	111,725
Depreciation and amortization expense	78,183	86,415
Bad debt expense	46,619	60,654
Compensation expense related to share-based awards	15,504	17,090
(Gain) loss on disposition of property and equipment	(124)	716
Deferred income taxes	(20,832)	(30,018)
Share of affiliate earnings, net of dividends received	(2,791)	(1,306)
Other	301	2,995
Changes in operating assets and liabilities:
Students receivables, gross	(37,519)	26,589
Allowance for doubtful accounts	(42,842)	(73,465)
Other receivables, net	133	(4,251)
Inventories, prepaid expenses, and other current assets	5,066	(837)
Deposits and other non-current assets	20,051	1,146
Accounts payable	(5,840)	3,026
Accrued expenses, deferred rent obligations	30,253	(25,067)
Deferred tuition revenue	39,595	(5,591)

Net cash provided by operating activities	222,075	216,390

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of acquired cash	(30,324)	—
Acquisition transaction costs	(1,984)	—
Purchases of property and equipment	(57,586)	(69,473)
Purchases of available-for-sale investments	(644,977)	(938,033)
Sales of available-for-sale investments	740,108	950,508
Other	(424)	545

Net cash provided by (used in) investing activities	4,813	(56,453)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(224,264)	(166,161)
Issuance of common stock	34,486	37,676
Tax benefit associated with stock option exercises	5,945	20,763
Payments of revolving loans	(1,297)	(3,517)
Payments of capital lease obligations and other long-term debt	(588)	—

Net cash used in financing activities	(185,718)	(111,239)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	6,717	8,810

NET INCREASE IN CASH AND CASH EQUIVALENTS	47,887	57,508
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations at beginning of the year	1,964	3,095
Less: Cash balance of discontinued operations at end of the year	22,226	1,964
CASH AND CASH EQUIVALENTS, beginning of the period	187,853	129,214

CASH AND CASH EQUIVALENTS, end of the period	$215,478	$187,853

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION—CONTINUING OPERATIONS

(Dollars in thousands)

	For the Three Months Ended December 31,
	2007	2006
REVENUE:
Academy segment	$47,457	$44,416
Colleges segment	48,574	58,842
Culinary Arts segment	94,047	93,927
Health Education segment	50,155	44,426
International segment (1)	32,585	18,341
University segment	164,334	174,320
Corporate and other (2)	6	408

	$437,158	$434,680

SEGMENT PROFIT (LOSS):
Academy segment (3)	$(2,260)	$6,980
Colleges segment (4)	7,805	10,313
Culinary Arts segment	15,016	18,912
Health Education segment (5)	(984)	1,122
International segment	9,448	5,529
University segment	22,391	23,640
Corporate and other (2)	(13,020)	(23,983)

	$38,396	$42,513

SEGMENT PROFIT PERCENTAGE:
Academy segment	-4.8%	15.7%
Colleges segment	16.1%	17.5%
Culinary Arts segment	16.0%	20.1%
Health Education segment	-2.0%	2.5%
International segment	29.0%	30.1%
University segment	13.6%	13.6%

(1)	International segment for the three months ended December 31, 2007 includes the results of Istituto Marangoni, which we acquired in January 2007.
(2)	Operating results of Blish.com and Chefs.com are included in Corporate and other.
(3)	Academy segment loss for the three months ended December 31, 2007 includes an asset impairment charge of approximately $5.5 million.
(4)	Colleges segment profit for the three months ended December 31, 2007 and 2006, includes asset impairment charges of approximately $0.3 million and $3.8 million, respectively.
(5)	Health Education segment loss for the three months ended December 31, 2007 includes approximately $6.5 million in increased legal reserves.

CAREER EDUCATION CORPORATION

SELECTED SEGMENT INFORMATION—CONTINUING OPERATIONS

(Dollars in thousands)

	For the Year Ended December 31,
	2007	2006
REVENUE:
Academy segment	$170,917	$164,548
Colleges segment	184,355	218,840
Culinary Arts segment	365,789	364,169
Health Education segment	189,017	168,896
International segment (1)	81,907	50,895
University segment	682,750	837,576
Corporate and other (2)	147	894

	$1,674,882	$1,805,818

SEGMENT PROFIT (LOSS):
Academy segment (3)	$3,390	$13,808
Colleges segment (4)	9,001	32,331
Culinary Arts segment	49,133	60,646
Health Education segment (5)	6,980	(82,551)
International segment (1)	13,024	11,456
University segment (6)	91,342	204,623
Corporate and other (2)	(52,452)	(83,474)

	$120,418	$156,839

SEGMENT PROFIT (LOSS) PERCENTAGE:
Academy segment	2.0%	8.4%
Colleges segment	4.9%	14.8%
Culinary Arts segment	13.4%	16.7%
Health Education segment	3.7%	-48.9%
International segment	15.9%	22.5%
University segment	13.4%	24.4%

(1)	International segment for the twelve months ended December 31, 2007 includes the results of Istituto Marangoni, which we acquired in January 2007.
(2)	Operating results of Blish.com and Chefs.com are included in Corporate and other.
(3)	Academy segment profit for the twelve months ended December 31, 2007 includes an asset impairment charge of approximately $5.5 million
(4)	Colleges segment profit for the twelve months ended December 31, 2007 and 2006, includes asset impairment charge of approximately $0.3 million and $3.8 million, respectively. In addition, results for the twelve months ended December 31, 2007 include approximately $8.4 million in increased legal reserves.
(5)	Health Education segment income (loss) for the twelve months ended December 31, 2007 and 2006, includes approximately $6.5 million in increased legal reserves and approximately $86.3 million in goodwill and other intangible asset impairment charges, respectively.
(6)	Operating profit margin percentage information for the University segment’s on-ground and online platforms for the three and twelve months ended December 31, 2007 and 2006 were as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Operating Profit (Loss) Margin Percentage:
On-ground universities	-11.9%	-11.8%	-17.4%	-5.9%
AIU Online	14.9%	25.6%	23.9%	32.7%
CTU Online	29.0%	16.5%	20.3%	18.8%

CAREER EDUCATION CORPORATION

SELECTED ACCOUNTS RECEIVABLE AND ALLOWANCE INFORMATION—CONTINUING OPERATIONS

(Dollars in thousands)

DAYS SALES OUTSTANDING

	For the Year Ended December 31,
	2007	2006
Total revenue	$1,674,882	$1,805,818
Number of days in the year	365	365
Total revenue per day	$4,589	$4,947
Total receivables, net	$64,704	$56,658
Days sales outstanding	14	11

ALLOWANCE AS A PERCENTAGE OF STUDENT RECEIVABLES

	December 31,
	2007	2006
Allowance for doubtful accounts	$32,805	$28,709
Gross student receivables	$89,561	$77,273
Allowance as a percentage of student receivables	36.6%	37.2%

STUDENT RECEIVABLES VALUATION ALLOWANCE

	Balance, Beginning of Period	Charges to Expense	Amounts Written- Off	Other	Balance, End of Period
For the year ended December 31, 2007	$28,709	$42,170	$(38,083)	$9	$32,805
For the year ended December 31, 2006	$38,223	$55,856	$(65,370)	$—	$28,709

BAD DEBT EXPENSE BY SEGMENT:

	For the Year Ended December 31,				% Change
	2007	% of Segment Revenue	2006	% of Segment Revenue	2007 vs. 2006
Bad debt expense by segment:
University segment	$15,006	2.2%	$37,083	4.4%	-60%
Culinary Arts segment	11,839	3.2%	5,207	1.4%	127%
Colleges segment	1,536	0.8%	1,606	0.7%	-4%
Health Education segment	9,686	5.1%	6,099	3.6%	59%
Academy segment	3,630	2.1%	2,875	1.7%	26%
International segment	333	0.4%	783	1.5%	-57%
Corporate and other	140	N/A	2,203	N/A	-94%

Total bad debt expense	$42,170	2.5%	$55,856	3.1%	-25%

CAREER EDUCATION CORPORATION

SUMMARY OF FUNDING SOURCES

	For the Year Ended December 31,
	2007	2006
Title IV Program funding
Stafford loans	45.4%	42.5%
Grants	11.2%	9.1%
PLUS loans	6.5%	7.8%

Total Title IV Program funding	63.1%	59.4%

Private loans
Non-recourse loans	15.0%	19.7%
Sallie Mae recourse loans	2.7%	1.9%
Stillwater recourse loans	0.0%	0.2%

Total private loans	17.7%	21.8%

Scholarships, Grants and Other	3.1%	2.6%

Cash Payments	16.1%	16.2%

Total Tuition Receipts	100.0%	100.0%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL DATA REGARDING ASSETS HELD FOR SALE

(In thousands)

	For the Three Months Ended December 31, 2007			For the Three Months Ended December 31, 2006
	Gibbs Held for Sale	Colleges Held for Sale	Total	Gibbs Held for Sale	Colleges Held for Sale	Total
Total revenue	$23,577	$6,534	$30,111	$28,154	$8,162	$36,316
Total operating expenses (1)	54,648	10,522	65,170	46,997	12,463	59,460
Loss from operations	(31,071)	(3,988)	(35,059)	(18,843)	(4,301)	(23,144)
Total other expense	(19)	—	(19)	(4)	(126)	(130)
Loss before income tax benefit	(31,090)	(3,988)	(35,078)	(18,847)	(4,427)	(23,274)
Income tax benefit	(11,069)	(1,442)	(12,511)	(5,497)	(1,355)	(6,852)
Net loss from discontinued operations	$(20,021)	$(2,546)	$(22,567)	$(13,350)	$(3,072)	$(16,422)

	For the Twelve Months Ended December 31, 2007			For the Twelve Months Ended December 31, 2006
	Gibbs Held for Sale	Colleges Held for Sale	Total	Gibbs Held for Sale	Colleges Held for Sale	Total
Total revenue	$95,361	$25,491	$120,852	$110,242	$32,738	$142,980
Total operating expenses (2)	141,906	34,452	176,358	164,291	42,464	206,755
Loss from operations	(46,545)	(8,961)	(55,506)	(54,049)	(9,726)	(63,775)
Total other expense	(8)	6	(2)	(25)	(126)	(151)
Loss before income tax benefit	(46,553)	(8,955)	(55,508)	(54,074)	(9,852)	(63,926)
Income tax benefit	(16,404)	(3,155)	(19,559)	(18,672)	(3,384)	(22,056)
Net loss from discontinued operations	$(30,149)	$(5,800)	$(35,949)	$(35,402)	$(6,468)	$(41,870)

(1)	Included in operating expenses for the three months ended December 31, 2007 and 2006, were approximately $30.9 million and $11.2 million, respectively, of goodwill and asset impairment charges.
(2)	Included in operating expenses for the twelve months ended December 31, 2007 and 2006, were approximately $30.9 million and $21.6 million, respectively, of goodwill and asset impairment charges.

CAREER EDUCATION CORPORATION

SUPPLEMENTAL START-UP FINANCIAL INFORMATION

(In thousands)

	Revenues For the Three Months Ended December 31,		Operating Income (Loss) For the Three Months Ended December 31,
	2007	2006	2007	2006
Culinary Arts segment (1)	$2,757	$2,022	$(2,301)	$(1,335)
Health Education segment (2)	—	2,025	—	151
Academy segment (3)	3,668	—	(1,485)	(1,160)

	$6,425	$4,047	$(3,786)	$(2,344)

	Revenues For the Twelve Months Ended December 31,		Operating Income (Loss) For the Twelve Months Ended December 31,
	2007	2006	2007	2006
Culinary Arts segment (1)	$5,540	$5,454	$(8,967)	$(6,929)
Health Education segment (2)	—	5,513	—	112
Academy segment (3)	6,282	—	(7,828)	(3,745)

	$11,822	$10,967	$(16,795)	$(10,562)

(1)	For the three and twelve months ended December 31, 200 7, Culinary Arts segment start-up campuses include LCB Dallas, TX; LCB Boston, MA; and Kitchen Academy campuses in St. Peters, MO; Seattle, WA; and Sacramento, CA. For the three and twelve months ended December 31, 2006, Culinary Arts segment start-up campuses include LCB Dallas, TX; LCB Boston, MA; and Kitchen Academy campuses in St. Peters, MO; Seattle, WA; Hollywood, CA; and Sacramento, CA.
(2)	For the three and twelve months ended December 31, 2006, Health Education segment start-up campuses includes SBC Milwaukee, WI.
(3)	For the three and twelve months ended December 31, 2007, Academy segment start-up campuses include IADT Sacramento, CA, San Antonio, TX, and IADT Online Tampa, FL. For the three and twelve months ended December 31, 2006, Academy segment start-up campuses include IADT Sacramento, CA and San Antonio, TX.

CAREER EDUCATION CORPORATION

2007 TEACH-OUT SEGMENT INFORMATION—CONTINUING OPERATIONS

(Dollars in thousands)

	For the Three Months Ended,				For the Twelve Months Ended December 31, 2007
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
REVENUE:
Academy segment (1)	$8,107	$7,372	$6,507	$7,992	$29,978
Colleges segment (2)	4,040	3,393	2,759	2,742	12,934
Health Education segment (3)	174	85	12	-	271

	$12,321	$10,850	$9,278	$10,734	$43,183

SEGMENT INCOME (LOSS):
Academy segment (1)	$106	$(1,125)	$(769)	$(8,278)	$(10,066)
Colleges segment (2)	(2,068)	(6,437)	(808)	(1,195)	(10,508)
Health Education segment (3)	(300)	(281)	(357)	-	(938)

	$(2,262)	$(7,843)	$(1,934)	$(9,473)	$(21,512)

SEGMENT LOSS PERCENTAGE:
Academy segment	1.3%	-15.3%	-11.8%	-103.6%	-33.6%
Colleges segment	-51.2%	-189.7%	-29.3%	-43.6%	-81.2%
Health Education segment	-172.4%	-330.6%	-2975.0%	N/A	-346.1%

STUDENT STARTS:
Academy segment	323	270	260	592	1,445
Colleges segment	78	68	2	—	148
Health Education segment	—	—	N/A	N/A	—

	401	338	262	592	1,593

	April 30, 2007	July 31, 2007	October 31, 2007	January 31, 2008
STUDENT POPULATION AS OF:
Academy segment	1,825	1,479	1,747	1,319
Colleges segment	692	495	389	283
Health Education segment	36	6	N/A	N/A

	2,553	1,980	2,136	1,602

(1)	Academy segment revenue and segment income ( loss) for the three and twelve months ended December 31, 2007 includes IADT Pittsburgh, Pennsylvania and IADT Toronto, Canada campuses. IADT Pittsburgh and IADT Toronto are expected to be taught out by December 2008 and April 2009, respectively.
(2)	Colleges segment revenue and segment loss for the three and twelve months ended December 31, 2007 includes Brooks College, Long Beach and Sunnyvale, California campuses. Brooks College, Long Beach and Brooks College, Sunnyvale are expected to be taught out by December 2008 and June 2008, respectively.
(3)	Health Education segment revenue and segment loss for the three and nine months ended September 30, 2007 includes SBI Springfield, Massachusetts. SBI Springfield completed its teach-out in September of 2007.

CAREER EDUCATION CORPORATION

2006 TEACH-OUT SEGMENT INFORMATION—CONTINUING OPERATIONS

(Dollars in thousands)

	For the Three Months Ended				For the Twelve Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	December 31, 2006
REVENUE:
Academy segment (1)	$9,127	$8,292	$7,154	$8,723	$33,296
Colleges segment (2)	5,348	4,402	4,892	5,557	20,199
Health Education segment (3)	716	702	655	401	2,474

	$15,191	$13,396	$12,701	$14,681	$55,969

SEGMENT INCOME (LOSS):
Academy segment (1)	$(7)	$(1,068)	$(1,260)	$513	$(1,822)
Colleges segment (2)	(1,928)	(2,142)	(1,563)	(4,038)	(9,671)
Health Education segment (3)	(117)	(289)	(322)	(166)	(894)

	$(2,052)	$(3,499)	$(3,145)	$(3,691)	$(12,387)

SEGMENT LOSS PERCENTAGE:
Academy segment	-0.1%	-12.9%	-17.6%	5.9%	-5.5%
College segment	-36.1%	-48.7%	-32.0%	-72.7%	-47.9%
Health Education segment	-16.3%	-41.2%	-49.2%	-41.4%	-36.1%

STUDENT STARTS:
Academy segment	436	333	339	691	1,799
College segment	140	126	199	218	683
Health Education segment	76	55	47	0	178

	652	514	585	909	2,660

	April 30, 2006	July 31, 2006	October 31, 2006	January 31, 2007
STUDENT POPULATION AS OF:
Academy segment	2,142	1,777	2,177	2,031
College segment	890	865	953	816
Health Education segment	199	187	131	67

	3,231	2,829	3,261	2,914

(1)	Academy segment revenue and segment income (loss) for the three and twelve months ended December 31, 2006 includes IADT Pittsburgh, Pennsylvania and IADT Toronto, Canada campuses. IADT Pittsburgh and IADT Toronto are expected to be taught out by December 2008 and April 2009, respectively.
(2)	Colleges segment revenue and segment loss for the three and twelve months ended December 31, 2006 includes Brooks College, Long Beach and Sunnyvale, California campuses. Brooks College, Long Beach and Brooks College, Sunnyvale are expected to be taught out by December 2008 and June 2008, respectively.
(3)	Health Education segment revenue and segment loss for the three and twelve months ended December 31, 2006 include SBI Springfield, Massachusetts. SBI Springfield completed its teach-out in September of 2007.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

SELECTED QUARTERLY DATA FOR UNIVERSITY SEGMENT

	2008				2007
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Revenue earning days
AIU Online	78	84	83	70	84	84	77	70
CTU Online	77	77	77	77	77	77	77	77

Total	155	161	160	147	161	161	154	147

	AIU Online				CTU Online
	2008		2007		2008		2007
	Start	Grad	Start	Grad	Start	Grad	Start	Grad
January	1/7	none	1/1	none	1/6	none	1/7	none
February	2/11	2/10	2/11	2/4	2/20	2/12	2/21	2/13
March	3/24	3/16	3/18	3/17	none	3/29	none	3/31
Total 1Q dates	3	2	3	2	2	2	2	2

April	4/28	4/27	4/29	4/21	4/6	none	4/8	none
May	none	none	none	none	5/21	5/13	5/23	5/15
June	6/9	6/1	6/3	6/2	none	6/28	none	6/30
Total 2Q dates	2	2	2	2	2	2	2	2

July	7/21	7/13	7/15	7/7	7/6	none	7/8	none
August	8/25	8/24	8/19	8/18	8/20	8/12	8/22	8/14
September	none	9/28	none	9/22	none	9/27	none	9/29
Total 3Q dates	2	3	2	3	2	2	2	2

October	10/6	none	10/7	none	10/5	none	10/7	none
November	11/10	11/9	11/11	11/10	11/19	11/11	11/21	11/13
December	none	12/14	none	12/15	none	12/27	none	12/29
Total 4Q dates	2	2	2	2	2	2	2	2